UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A

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ADESA, INC.
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Attached below is a press release, dated March 28, 2007, issued by ADESA, Inc. announcing stockholder approval of the merger.

ADESA STOCKHOLDERS APPROVE MERGER

CARMEL, Ind., March 28, 2007 — ADESA, Inc. (NYSE: KAR), North America’s largest publicly traded provider of wholesale vehicle auctions and used vehicle dealer floorplan financing, announced that at the company’s Special Meeting of Stockholders held today, ADESA stockholders approved the adoption of the merger agreement with KAR Acquisition, Inc. The transaction is expected to close in late April.

“We are pleased that the merger agreement was approved at today’s special meeting by a majority of our shareholders,” said ADESA, Inc. Chairman and CEO David Gartzke. “We are even more pleased that nearly 75 percent of the shareholders who voted supported the transaction. On behalf of ADESA’s Board of Directors, I want to thank our stockholders and dedicated employees and we look forward to completing this transaction.”

As previously announced on December 22, 2006, ADESA entered into a definitive merger agreement under which KAR Acquisition, Inc., an indirect subsidiary of KAR Holdings II, LLC, an entity controlled by a group of private equity funds consisting of Kelso & Company, GS Capital Partners VI, L.P., an affiliate of Goldman Sachs & Co., ValueAct Capital Master Fund, L.P. and Parthenon Investors II, L.P. will acquire all of the outstanding common stock of ADESA for $27.85 per share in cash.

About ADESA, Inc.

Headquartered in Carmel, Indiana, ADESA, Inc. (NYSE: KAR) is North America’s largest publicly traded provider of wholesale vehicle auctions and used vehicle dealer floorplan financing. The company’s operations span North America with 54 ADESA used vehicle auction sites, 42 Impact salvage vehicle auction sites and 85 AFC loan production offices. For further information on ADESA, Inc., visit ADESA’s Web site at http://www.adesainc.com.

Forward Looking Statements

This press release contains forward-looking statements based on current ADESA management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact, including the timetable for closing of the merger. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against ADESA and others relating to the merger agreement; and (3) the inability to complete the merger due to the failure to satisfy remaining conditions to consummate the merger. Many of the factors that will determine the outcome of the subject matter of this press release are beyond ADESA’s ability to control or predict. ADESA undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

ADESA Analyst Contact	ADESA Media Contact
Jonathan Peisner	Julie Vincent
(317) 249-4390	(317) 249-4233
jpeisner@adesa.com	jvincent@adesa.com